SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                DECEMBER 4, 1996


                       COCA-COLA BOTTLING CO. CONSOLIDATED
             (Exact name of registrant as specified in its charter)


          Delaware                     0-9286                     56-0950585
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                     Identification No.)


               1900 Rexford Road, Charlotte, North Carolina 28211
                (Address of principal executive offices Zip Code)


                                 (704) 551-4400
               Registrant's telephone number, including area code

Item 5.  Other Events


On December 4, 1996, the Company announced the retirement of J. Frank Harrison, Jr. as Chairman of the Board of Directors, effective December 4, 1996. Mr. Harrison will continue to serve as a Director and as a consultant to the Company.

In recognition of Mr. Harrison's past service to the Company, including the past 20 years as Chairman of the Board, the Board of Directors awarded Mr. Harrison an annual retirement benefit beginning in 1997. As a result of this award, the Company will record a non-cash, after-tax charge of $2.7 million in the fourth quarter of 1996.

Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

                                 COCA-COLA BOTTLING CO. CONSOLIDATED
                                               (REGISTRANT)

Date: December 9, 1996              BY:      /s/ David V. Singer
                                       ---------------------------------
                                                 David V. Singer
                                   Principal Financial Officer of the Registrant
                                                      and
                                       Vice President, Chief Financial Officer